UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2010

BROOKLYN FEDERAL BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	000-51208	20-2659598
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

81 Court Street Brooklyn, NY	11201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 855-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

On December 20, 2010, Grant Thornton LLP (“Grant Thornton”) informed Brooklyn Federal Bancorp, Inc. (the “Company”) that Grant Thornton resigned as the Company’s independent registered public accounting firm effective as of December 20, 2010.

Grant Thornton was engaged by the Company on January 7, 2010 after the Company filed its Annual Report on Form 10-K for the fiscal year ended September 30, 2009.  Grant Thornton resigned prior to completing an audit of the Company’s financial statements for the fiscal year ended September 30, 2010, and did not issue any audit reports on the consolidated financial statements of the Company during the time it was engaged as the Company’s independent registered public accounting firm.  Accordingly, there were no reports issued by Grant Thornton during the past two years that contained an adverse opinion or disclaimer of opinion, or that were qualified or modified as to uncertainty, audit scope or accounting principles.  From the date Grant Thornton was engaged through December 20, 2010, the date of resignation, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton would have caused it to make reference to such disagreement in connection with its report.

During the period of Grant Thornton’s engagement from January 7, 2010, through December 20, 2010, there was one reportable event as described in Item 304(a)(1)(v) of Regulation S-K.  As a result of its review of interim financial statements for the period ended March 31, 2010, Grant Thornton reported one material weakness in the Company’s internal control over financial reporting for its allowance for loan and lease losses.

 Management also concluded that the Company’s disclosure controls and procedures were not effective as of March 31, 2010.  Management’s conclusion was primarily related to the methodologies the Company used to assess the adequacy of the allowance for loan losses and concluded that those relied too heavily on subjective factors, and did not adequately take into account directional trends.  Management concluded that this was a material weakness in the Company’s internal control over financial reporting.  Disclosure of this material weakness is included in Item 4T on the Company’s Form 10-Q for the quarterly period ended March 31, 2010.  As disclosed in the Company Quarterly Report on Form 10-Q for the period ended June 30, 2010, an evaluation was performed under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer of the effectiveness, as of June 30, 2010, of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended).  Based upon that evaluation, the Company concluded that its disclosure controls and procedures were effective as of June 30, 2010 at a reasonable assurance level.  The Company’s conclusion was predicated on the fact that it believed that it had corrected the material weakness related to its methodologies used to assess the adequacy of the allowance for loan losses as noted in the March 31, 2010 Form 10-Q.  The Company’s Form 10-Q for the period ended June 30, 2010 disclosed that it has taken corrective action to enhance its methodologies by expanding and improving its analysis, updating its policies and procedures and obtaining third party corroboration of such methodologies. The Company disclosed that it believed that the allowance for loan losses was adequate at June 30, 2010.

There were no other reportable events under Item 304(a)(1)(v).

The Company provided Grant Thornton with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Grant Thornton, dated December 23, 2010, is filed as Exhibit 16.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Audit Committee of the Board of Directors of the Company has initiated the process of selecting a new independent registered public accounting firm.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	16.1	Letter of Concurrence from Grant Thornton LLP regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN FEDERAL BANCORP, INC.

DATE: December 23, 2010	By:	/s/ Richard A. Kielty
Richard A. Kielty
President and Chief Executive Officer

EXHIBIT INDEX

The following exhibit is filed as part of this report:

Exhibit No.	Description

16.1	Letter of Concurrence from Grant Thornton LLP regarding change in certifying accountant